Exhibit 8.1

July 29, 2016

Teekay Offshore Partners L.P.

Teekay Offshore GP L.L.C.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM08

Bermuda

Re:	Teekay Offshore Partners L.P. Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Teekay Offshore Partners L.P., a Republic of The Marshall Islands limited partnership (the “Partnership”), in connection with the registration and sale by certain selling securityholders of 21,978,022 of the Partnership’s common units, representing limited partner interests in the Partnership, pursuant to the Common Unit Purchase Agreement, dated June 16, 2016, between the partnership and the selling securityholders, pursuant to a registration statement on Form F-3 dated July 29, 2016 (the “Registration Statement”).

You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective common unitholders. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement, (ii) the certificate of the Partnership, Teekay Offshore GP L.L.C., a Republic of The Marshall Islands limited liability company (the “General Partner”), and certain other affiliates of the Partnership (the “Tax Certificate”), (iii) that certain Fifth Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. (the “Partnership Agreement”), and (iv) such other documents, certificates, records, statements and representations made by the Partnership as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the Partnership will operate in full compliance with the terms of the Partnership Agreement without waiver or breach of any material provision thereof and (ii) the statements and representations concerning the Partnership and its operations contained in the Registration Statement and the statements and representations contained in the Tax Certificate are true, correct and complete and will remain true, correct and complete at all relevant times, (iii) the authenticity of original documents submitted to us and the conformity to the originals of documents submitted to us as copies and (iv) that any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in, and as of the date of, the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations.”

This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective preferred unitholders.

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Material U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP

Perkins Coie LLP